Exhibit 99.2

WATTBIKE (HOLDINGS) LIMITED AUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023

WATTBIKE (HOLDINGS) LIMITED

TABLE OF CONTENTS

Page

Independent Auditor's Report	1-2

Consolidated Financial Statements

Consolidated Balance Sheets 3

Consolidated Statements of Operations 4

Consolidated Statements of Changes in Stockholders’ Deficit 5

Consolidated Statements of Cash Flows 6

Notes to the Consolidated Financial Statements 7-20

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of Wattbike (Holdings) Limited

Opinion

We have audited the accompanying consolidated financial statements of Wattbike (Holdings) Limited and subsidiaries (collectively, the “Company”), which comprise the consolidated balance sheets as of September 30, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the consolidated financial statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has negative equity, negative cash flows from operations, and has suffered recurring operating losses which raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

• Exercise professional judgment and maintain professional skepticism throughout the audits.

• Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

• Obtain an understanding of internal control relevant to the audits in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audits.

New York, New York

September 17, 2025

CONSOLIDATED Financial Statements

WATTBIKE (HOLDINGS) LIMITED

CONSOLIDATED BALANCE SHEETS

September 30, 2024	September 30, 2023
ASSETS		
CURRENT ASSETS		
Cash	$ 1,022,135	$ 444,680
Accounts receivable, net	2,358,211	1,299,695
Inventory, net	2,883,372	2,716,084
Prepaid expenses	228,661	446,598
Other current assets	50,396	234,942
Total current assets	6,542,775	5,141,999
NONCURRENT ASSETS		
Property and equipment, net	422,184	487,421
Right-of-use asset	266,217	376,588
Total assets	$ 7,231,176	$ 6,006,008
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 3,323,275	$ 1,738,083
Accrued expenses and other payables	2,074,647	1,157,873
Short-term debt	2,618,119	-
Current portion of operating lease liability	116,828	114,156
Total current liabilities	8,132,869	3,010,112
NONCURRENT LIABILITIES		
Operating lease liability, net of current portion	158,900	277,629
Other payables - related parties	4,429,838	2,472,920
Notes payable - related parties	11,112,187	9,408,629
Total liabilities	23,833,794	15,169,290
COMMITMENTS AND CONTINGENCIES (NOTE 8)		
STOCKHOLDERS' DEFICIT		
Class of shares:		
Preferred shares, £0.0001 par value, 2,386,817 shares authorized, issued and outstanding as of September 30, 2024 and 2023	322	322
B1 Ordinary shares, £1 par value, 3,728,858 shares authorized, issued and outstanding as of September 30, 2024 and 2023	5,034,406	5,034,406
B2 Ordinary shares, £1 par value, 1,372,251 shares authorized, issued and outstanding as of September 30, 2024 and 2023	1,852,704	1,852,704
A Ordinary shares, £1 par value, 2,386,817 shares authorized, issued and outstanding as of September 30, 2024 and 2023	3,222,489	3,222,489
F Ordinary shares, £0.0001 par value, 1,198,602 shares authorized, issued and outstanding as of September 30, 2024 and 2023	162	162
C Ordinary shares, £0.0001 par value, 269,900 shares authorized, issued and outstanding as of September 30, 2024 and 2023	36	36
D Ordinary shares, £0.0001 par value, 179,934 shares authorized, issued and outstanding as of September 30, 2024 and 2023	24	24
Additional paid-in capital	2,846,542	3,071,970
Accumulated deficit	(27,576,794)	(21,508,987)
Accumulated other comprehensive loss	(1,982,509)	(836,408)
Total stockholders' deficit	(16,602,618)	(9,163,282)
Total liabilities and stockholders' deficit	$ 7,231,176	$ 6,006,008

See notes to consolidated financial statements.

WATTBIKE (HOLDINGS) LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended September 30, 2024	2023
SALES	$ 15,907,567	$ 16,776,257
COST OF SALES	10,566,756	12,647,300
GROSS PROFIT	5,340,811	4,128,957
OPERATING EXPENSES		
General and administrative	7,237,940	8,292,047
Sales and marketing	1,976,406	2,662,628
Research and development	502,438	290,559
TOTAL OPERATING EXPENSE	9,716,784	11,245,234
OPERATING LOSS	(4,375,973)	(7,116,277)
OTHER EXPENSES		
Interest expense	1,687,328	1,135,852
LOSS BEFORE INCOME TAXES	(6,063,301)	(8,252,129)
INCOME TAX EXPENSE	4,506	4,534
NET LOSS	$ (6,067,807)	$ (8,256,663)
OTHER COMPREHENSIVE LOSS:		
Foreign currency translation adjustments	(1,146,101)	64,644
TOTAL COMPREHENSIVE LOSS	$ (7,213,908)	$ (8,192,019)

See notes to consolidated financial statements.

WATTBIKE (HOLDINGS) LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

See notes to consolidated financial statements.

WATTBIKE (HOLDINGS) LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

See notes to consolidated financial statements.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 1 — NATURE OF BUSINESS AND OPERATING ENVIRONMENT

Wattbike (Holdings) Limited (“Wattbike” or “Holdings” or “the Company”) is a private limited company incorporated in England and Wales and was formed in 2010. The Company designs, manufactures, and sells indoor training bikes. The Company sells its products globally, particularly in Europe, Asia, Australia, and the United States.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Holdings and its wholly owned subsidiaries Wattbike Limited, Wattbike IP Limited, and Wattbike Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Liquidity and Going Concern

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of and for the years ended September 30, 2024 and 2023, the Company had net losses, negative stockholders’ deficit, and negative cash flows from operations. These issues raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the date of these consolidated financial statements.

Functional Currency

These consolidated financial statements are presented in U.S. dollars. The functional currency of the Company is Pound Sterling and is translated to U.S. dollars for reporting purposes. Assets and liabilities are translated to U.S. dollars at period-end exchange rates. Exchange rates as of September 30, 2024 and 2023 were 1.3401 and 1.2197, respectively. Income and expense items are translated at average rates of exchange prevailing during the period. Average rates for the years ended September 30, 2024 and 2023 were 1.2679 and 1.2267, respectively. Translation adjustments are included in Accumulated other Comprehensive Loss in the consolidated balance sheets.

Recently Adopted Accounting Pronouncement

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Accounting Standards Codification (“ASC”) 326), which applies a current expected credit loss (“CECL”) model, which is a new impairment model based on expected losses rather than incurred losses. The CECL model is expected to result in more timely recognition of credit losses. The Company adopted the updates on October 1, 2023, using the modified retrospective method, with no material impact on the consolidated financial statements.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Such estimates and assumptions impact, among others, the following: allowance for credit losses, inventory reserves, impairment of property and equipment and income taxes. However, actual results could differ from these estimates.

Cash

Cash is maintained in Federal Deposit Insurance Corporation (“FDIC”) insured accounts at credit qualified financial institutions in the United States, and at institutions protected by the Financial Services Compensation Scheme (“FSCS”) in the United Kingdom. FDIC insures up to $250,000 and the FSCS insures up to £85,000 (approximately $113,750 as of September 30, 2024) and at times may exceed insured limits.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable is carried net of allowance for credit losses. The allowance for credit losses is increased by provisions charged to expense and reduced by accounts charged off, net of recoveries. Receivables are written off when management determines their collection is unlikely. The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in character and size of balance, past and expected future loss experience, reasonable and supportable forecasts and other pertinent factors. As of September 30, 2024 and 2023, the allowance for credit losses was $82,668 and $145,363, respectively.

Inventory

Inventory, which consists of training bikes, accessories and parts, is stated at the lower of cost (first in, first out) or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably estimated costs to complete the sale. All inventory is purchased and sold as finished goods. The Company monitors its inventory to identify excess or obsolete items on hand. The Company reviews inventory quantities on-hand and records a provision for excess and obsolete inventory based primarily on selling prices, indications from customers based upon current price negotiations and purchase orders. In addition, and as necessary, specific reserves for future known or anticipated events may be established. As of September 30, 2024 and 2023, the reserve for obsolete inventory was approximately was $399,158 and $500,998, respectively.

Concentrations of Credit Risk

The Company extends credit generally without collateral based on an evaluation of a customer’s financial condition. Exposure to losses on receivables is principally dependent upon each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses when necessary. Substantially all of the Company’s receivables are expected to be collected within one year.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk (Continued)

The Company relies on one supplier for all training bike inventory purchases. For the years ended September 30, 2024 and 2023, this supplier represented 41% and 30% of the Company’s accounts payable, respectively. The supplier concentration creates risks to the Company’s business operations and financial condition. Any disruption in the supplier’s ability to deliver inventory, whether due to operational challenges, financial difficulties, supply chain interruptions, natural disasters, geopolitical issues, or other unforeseen events, could materially impair its ability to meet customer demand. Additionally, any significant change in the relationship with this supplier, including termination of the supply agreement or unfavorable changes in pricing or terms, could adversely affect the Company’s operations, cash flows, and financial performance. The lack of diversified suppliers heightens these risks, and there can be no assurance that the Company will be able to mitigate them effectively.

Prepaid Expense and Other Current Assets

Prepaid expense and other current assets consist of prepayments made to suppliers and other receivables. As of September 30, 2024, the Company recorded an impairment of $490,950 for prepaid expenses related to components to be used in production from a supplier with whom the Company will no longer conduct business, as recovery of the prepayment for the purchase of the equipment is deemed unlikely.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over estimated useful lives of the related asset. See Note 3 - Property and Equipment for estimated useful lives of each class of property and equipment. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets. Maintenance and repairs are charged to expense as incurred and significant renewals and improvements are capitalized. Upon disposition or retirement of property and equipment, the cost and related accumulated depreciation and amortization is removed from the accounts and any resulting gain or loss is recorded in current operations.

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is recognized to the extent that the sum of undiscounted estimated cashflows expected to result from the use of the assets, less the carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to carrying value. The Company recorded a long-lived asset impairment charge of $45,714 and $724,492 for the years ended September 30, 2024 and 2023, respectively, which is included in the general and administrative expense.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leases

The Company determines if an arrangement is a lease at inception by determining whether the agreement conveys the right to control the use of the identified asset for a period of time, whether the Company has the right to obtain substantially all of the economic benefits from use of the identified asset, and the right to direct the use of the asset. Lease liabilities are recognized at the commencement date based upon the present value of the remaining future minimum lease payments over the lease term using the rate implicit in the lease or the Company's risk-free rate. The risk-free rate is defined as the daily treasury par yield curve rate for a period of time that approximates the lease term. The Company's lease terms include options to renew or terminate the lease when it is reasonably certain that it will exercise the option.

Share-Based Compensation

The Company accounts for share-based compensation arrangements whereby the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values on the grant date. Compensation cost for awards is recognized using the straight-line method over the vesting period or the graded vesting method if awards with market or performance conditions include graded vesting features, or if an award includes both a service condition and a market or performance condition. Stock-based compensation is included in operating expense in the consolidated statements of operations and comprehensive loss. The Company accounts for forfeitures for awards as they occur.

Income Taxes

The Company accounts for income taxes using of the asset and liability method of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and income tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is required if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are based on the current period taxable income for Federal, state, local, and foreign income tax reporting purposes.

Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statement equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The Company has elected to record income tax related interest and penalties as a component of the provision for income tax expense. As of September 30, 2024 and 2023, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company recognizes revenue from the sale of products at the time of passage of title, generally when the products are shipped, in an amount that reflects the consideration which it expects to receive in exchange for those goods or services. In determining when and how revenue is recognized from contracts with customers, the Company performs the following five step analysis: (1) identification of contract with customer, (2) determination of performance obligations, (3) measurement of the transactions price, (4) allocation of the transaction price to the performance obligation, and (5) recognition of revenue when or as the Company satisfies each performance obligation.

Revenue is primarily generated from the sale of finished products to customers. The Company satisfies its performance obligation at the point in time when control of the product is transferred to the customer typically through delivery to the shipper. The Company has elected to account for shipping and handling activities related to its contracts with customers as costs to fulfill its promise to transfer the associated products. Accordingly, amounts billed for shipping are recorded as a component of net sales, while shipping costs are classified as a component of cost of sales. The Company invoices customers at the time the title and risk has transferred, and collection generally occurs within the payment terms agreed to by the customers. Accordingly, there is no financing component to the Company’s arrangements with customers. Revenue recorded is presented net of sales and other taxes collected on behalf of governmental authorities. Trade promotions, consisting primarily of customer pricing discounts, advertising and other promotional activities, are offered through various programs to customers and consumers. Sales are recorded net of trade promotion spending, which is recognized as incurred at the time of the sale. Consumer financing costs may be incurred for certain promotions, and those costs are recorded in costs of sales.

The Company offers a standard product warranty for its training bikes, covering most components including screens where applicable. The Company has the obligation, at its option, to either repair or replace the defective product. At the time revenue is recognized, an estimate of future warranty costs is recorded as a component of cost of sales. Factors that affect the warranty obligation include historical as well as current product failure rates, service delivery costs incurred in correcting product failures, and warranty policies and business practices. The Company’s products are manufactured by contract manufacturers, and, in certain cases, the Company may have recourse to such contract manufacturers.

Defined Contribution Pension

The Company contributes up to 5% of an employee’s salary into personal pension funds held by individual employees under the laws of the United Kingdom. These personal pension funds are the responsibility of the individual employees. The Company contributed $96,875 and $113,786 to personal pension funds for the years ended September 30, 2024 and 2023, respectively.

Subsequent Events

For purposes of preparing these consolidated financial statements the Company considered events through September 17, 2025, the date these consolidated financial statements were available for issuance. See Note 11 - Subsequent Events.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment, together with their estimated useful lives, consists of the following:

Depreciation and amortization expense was $200,135 and $293,274 for the years ended September 30, 2024 and 2023, respectively.

NOTE 4 — SHORT-TERM DEBT

On October 11, 2023, the Company signed a working capital facility (“the facility”) with a lender to obtain a revolving working capital loan facility of up to £3,400,000 (approximately $4,550,000 as of September 30, 2024). The maturity date of the facility was twelve calendar months from the date of the agreement. The interest of the of the facility is 11% above the Bank of England Base Rate (5% and 5.25% as of September 30, 2024 and 2023, respectively). Before the original maturity date both parties extended the maturity date to March 31, 2025, and then monthly for three months to June 30, 2025. As of September 30, 2024, the Company’s outstanding balance of the facility is $2,618,000 million, and accrued interest payable is $0.4 million. On July 1, 2025, the Company extended the facility to June 30, 2026, and the amount available under the facility was reduced to £2,000,000 (approximately $2,676,000 as of September 30, 2024). For the years ended September 30, 2024 and 2023 all interest was paid-in-kind.

NOTE 5 – SHARE-BASED COMPENSATION

The Company operates a share-based compensation plan under which equity-settled options are granted to eligible employees noted as an Enterprise Management Incentive (“EMI”). The EMI Plan was adopted by the Company on December 16, 2020.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 5 – SHARE-BASED COMPENSATION (Continued)

Options are granted to employees at no cost and at an exercise price that is not less than the fair market value of the Company’s shares at the date of grant, and the options granted consisted of Ordinary C and D shares. The options are generally subject to service-based and/or performance-based vesting conditions as determined by the Board at the time of grant. Options typically vest over a three-to-four-year period, although alternative vesting schedules or performance milestones may apply. Unvested options generally lapse upon termination of employment, with different outcomes depending on leaver classification (e.g., Good Leaver, Intermediate Leaver, Bad Leaver). Vested options may remain exercisable for a limited time following termination (typically 90 days for Good and Intermediate Leavers), and all options lapse ten years from the grant date.

The EMI Plan limits participation to qualifying employees who meet working time requirements and do not hold a material interest in the Company. At the time of grant, the aggregate fair value of shares subject to EMI options granted to any individual may not exceed £250,000 (approximately $334,500 as of September 30, 2024). The Company-wide cap on the value of shares under outstanding EMI options is £3,000,000 (approximately $4,015,000 as of September 30, 2024). Any grants exceeding these thresholds are treated as non-qualifying options for tax purposes.

In connection with an exit event (e.g., sale or listing), options may vest and become exercisable in full, subject to Board discretion and satisfaction of any performance conditions. In certain circumstances, options may also be exchanged for equivalent options in an acquiring company.

The fair value of each option grant is estimated on the grant date using an appropriate option pricing model and is recognized as compensation expense over the vesting period. The Company used Private Company Price Index (“PCPI”) to identify Enterprise Value (“EV”)/EBIDTA multiple, which is then applied to the Company’s EBIDTA to estimate the Enterprise Value. The amount recognized reflects management’s best estimate of the number of awards expected to vest and is adjusted for changes in actual and expected forfeitures.

No share-based compensation expense was recognized for years ended September 30, 2024 and 2023.

As of September 30, 2024, all share options became fully vested and lapsed due to the termination of employee relationships as no options were exercised as of the termination date. Accordingly, the Company recorded the full amount of stock compensation expense of $225,428 to equity.

NOTE 6 — EQUITY

The Company has various classes of stock. The Ordinary A, B1, B2, C, D and preferred shares are only entitled to dividends subject to investor approval. The Ordinary A, B1, B2, F and preferred shares are entitled to one vote per share. The Ordinary C and D shares are not entitled to any voting rights.

In the event of liquidation, after the return of assets, the surplus assets remaining after payment of its debts and liabilities will be distributed as follow order: first, holders of preferred shares will be paid pro rata to the number of preferred shares respectively held by them; then, holders of B ordinary shares (including B1 and B2 ordinary shares), holders of A and F ordinary shares, and then, holders of C ordinary shares, and finally the holders of D ordinary shares.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 7 — LEASES

The Company leases warehouse and office facilities under two operating lease agreements, expiring on December 4, 2025 and September 3, 2028. The Company's lease terms include options to renew the lease when it is reasonably certain that it will exercise the option.

The weighted average discount rates of the operating leases as of September 30, 2024 were 2.84%. The weighted average remaining lease term of the operating leases as of September 30, 2024 was 3.28 years. The components of lease costs for the year ended September 30, 2024 and 2023 are as follows:

Minimum future lease payments under non-cancellable operating leases, net of amortized tenant improvement allowance payments as of September 30, 2024 are as follows:

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is periodically involved in various litigation matters arising in the normal course of business. Management does not expect that the outcome of such issues will have a material adverse effect on its financial position or results of operations.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 9 — INCOME TAXES

The provision for income tax benefit consisted of the following:

The effective tax rates for the years ended September 30, 2024, and 2023 were (0.07) % and (0.05) % respectively. The Company’s effective tax rate differs from the federal statutory rate primarily due to the reversal of a majority of the Company’s valuation allowance on its deferred tax assets in the United States and in the United Kingdom.

The tax effects of temporary differences which give rise to a significant portion of deferred tax assets and liabilities are as follows:

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 9 — INCOME TAXES (Continued)

As of September 30, 2024 and 2023, the Company has generated a federal and state net operating loss carryforward in the United States of approximately $499,856 and $449,803. The current year loss is carried forward indefinitely and can be used to offset up to 80% of future income.

As of September 30, 2024 and 2023, the Company also has gross net operating losses in the United Kingdom, totaling $3,664,558 and $2,755,209, respectively. The majority of these net operating losses have an unlimited carry forward period.

The Company evaluates the realizability of its deferred tax assets on annual basis and establishes a valuation allowance when it is more likely than not that all or a portion of a deferred tax asset may not be realized. The Company assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended September 30, 2024, as well as significant deferred tax assets in excess of deferred tax liabilities. As a result, the Company determined that it is not more likely than not that it will generate sufficient future taxable income in the United States and in the United Kingdom to realize its deferred tax assets and, therefore, recorded valuation allowances against the net deferred tax assets. The total amount of the valuation allowance was approximately $5,580,191 and $4,111,514 as of September 30, 2024 and 2023, respectively. The net change for the valuation allowance was $1,468,677 as of September 30, 2024.

As of September 30, 2024 and 2023, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

None of the Company’s Federal or state income tax returns are currently under examination by the Internal Revenue Service or state authorities.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 10 — RELATED PARTY TRANSACTIONS

The Company is controlled by its board of directors alongside Piper PE LLP by virtue of funds under their management together holding a majority of the issued common stock of the Company. The Company raised operational funds by issuing loan notes to shareholders.

Stepped Rate Secured Loan Note

On December 16, 2020, the Company issued a stepped rate secured loan note (“the secured note”). The aggregate principal amount of the secured note is £8,000,000 (approximately $10,706,000 as of September 30, 2024). The maturity date of the note is December 16, 2028. The interest rates are structured as 10% per annum for the first six years from the note issue date, 15% per annum from year six to year seven, and 20% per annum thereafter to the maturity date.

On December 16, 2020, the noteholder Piper Nominee IV Limited as Nominee for Piper Private Equity Fund VI LP registered approximately £5,093,000 (approximately $6,830,000 as of September 30, 2024) of the secured note, the noteholder Piper Investment IV Limited registered about £499,500 (approximately $718,300 as of September 30, 2024) of the secured note, and the former non-executive chairman registered approximately £40,000 (approximately $53,600 as of September 30, 2024) of the secured note. On March 20, 2023, the noteholder former non-executive chairman transferred all his loan note to Piper Nominee IV Limited. After the transfer, the noteholder Piper Nominee IV Limited hold approximately £5,133,000 (approximately $6,880,000 as of September 30, 2024) of the secured note. The two noteholders are Company shareholders accordingly, the Company recorded the outstanding balance due to these noteholders as note payable – related parties, non-current, and recorded the interest payable in other payable–related parties, non-current. As of September 30, 2024 and 2023, the total outstanding balance of the note payable and accrued interest is $10,987,441 and $9,072,428, respectively.

Stepped Rate Convertible Loan Note

On September 29, 2022, the Company issued a stepped rate secured convertible loan note (“the convertible note”). The aggregate principal amount of the convertible note is £1,000,000 (approximately $1,338,000 as of September 30, 2024), and the initial interest rate of the convertible note is 15% per annum. The Company has reserved 847,458 A ordinary shares for the convertible note. On March 30, 2023, all noteholders converted the existing convertible note with an outstanding principal amount and accrued interest amount of £1,090,010 (approximately $1,340,000 as of September 30, 2024) to a secured note with a 25% of annual interest rate, which matures on December 16, 2028.

Since all of the noteholders are also shareholders, the Company recorded the outstanding balance due to these noteholders as note payable – related parties, non-current, and recorded accrued interest payable in other payable–related parties, non-current. As of September 30, 2024 and 2023, the total outstanding balance of the convertible note and accrued interest is $2,039,091 and $1,465,465, respectively.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 10 — RELATED PARTY TRANSACTIONS (Continued)

Fixed Rate Secured Loan Note

On March 13, 2023, the Company issued a 10% fixed rate secured loan note (“the 2028 note”). The aggregate principal amount of the 2028 note is £1,081,000 (approximately $1,447,000 as of September 30, 2024). The maturity date of the 2028 note is December 16, 2028. There are six holders of the 2028 note, including three related parties: Piper Nominee IV Limited, Piper Investment IV Limited, and Dusan Adamovic, who each registered £910,678 (approximately $1,219,000 as of September 30, 2024), £89,322 (approximately $119,500 as of September 30, 2024), and £40,000 (approximately $53,500 as of September 30, 2024), respectively.

On March 19, 2024, the Company issued a 25% fixed rate secured note (“the 2025 note”). The aggregate principal amount of the 2025 note is £1,500,000 (approximately $2,007,000 as of September 30, 2024). The maturity date of the note is December 31, 2025. If the 2025 note is redeemed or repaid on a date that falls twelve months after their issue, then the Company shall pay the holder of the note redemption premium. The amount of redemption premium equal to the principal amount of the note being redeemed or repaid, and any paid-in-kind of note issued in respect of the payment of interest, and any accrued but unpaid interest up to the repayment date. There are no notes redeemed or repaid for the twelve months after the issue date, so the Company did not pay redemption premium as of March 19, 2025. Four shareholders registered the note, and two major noteholders are Piper Nominee IV Limited, and Piper Investment IV Limited, who registered £496,438 (approximately $664,000 as of September 30, 2024), and £53,562 (approximately $72,000 as of September 30, 2024), respectively.

The Company recorded the outstanding principal balance due to these noteholders as note payable – related parties, non-current, and recorded accrued interest payable in other payable–related parties, non-current. As of September 30, 2024 and 2023, the total outstanding balance of the note payable and accrued interest is $2,515,493 and $1,343,656, respectively.

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 10 — RELATED PARTY TRANSACTIONS (Continued)

The following table presents amounts due to related parties as of September 30, 2024 and 2023:

September 30,	
	2024	2023
Stepped rate secured loan note - related parties		
Piper Nominee IV Limited	$ 6,884,250	$ 6,265,470
Piper Investment IV Limited	718,298	653,752
Total stepped rate secreted loan note - related parties	$ 7,602,548	$ 6,919,222
Stepped rate convertible loan note - related parties		
Piper Nominee IV Limited	$ 585,785	$ 533,146
Piper Investment IV Limited	57,455	52,292
Ian John Wilson	145,027	131,994
Dusan Adamovic	132,109	120,238
Charles Edward Seager Green	56,557	51,475
Other shareholders	363,190	330,554
Total stepped rate convertible loan note - related parties	$ 1,340,123	$ 1,219,699
Fixed rate secured loan note - related parties		
Piper Nominee IV Limited	$ 1,885,780	$ 1,110,754
Piper Investment IV Limited	191,482	108,946
Charles Edward Seager Green	32,200	21,955
Charles Daniel Edward Mason	29,482	-
Other shareholders	30,572	28,053
Total fixed rate secured loan note - related parties	$ 2,169,516	$ 1,269,708

	September 30,	
Other payables - related parties	2024	2023
Stepped rate secreted loan note - related parties	$ 3,384,893	$ 2,153,206
Stepped rate convertible loan note - related parties	698,968	245,766
Fixed rate secured loan note - related parties	345,977	73,948
Total other payables - related parties	$ 4,429,838	$ 2,472,920

WATTBIKE (HOLDINGS) LIMITED

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 11 — SUBSEQUENT EVENTS

On April 8, 2025, Interactive Strength Inc. (the "purchaser") entered into an agreement for the sale and purchase of the entire issued share capital and loan notes of the Company (the “purchase agreement”) with the shareholders of Wattbike to the purchase agreement (the “shareholders”) and holders of certain promissory notes (the “notes’) issued by the Company (the “noteholders,” and together with the shareholders, the “sellers”) to acquire the entire issued share capital and notes of the Company (the “transaction”).

On July 1, 2025 (the “closing date”), the parties consummated the transaction. Pursuant to the terms of the purchase agreement, on the closing date, the purchaser acquired all of the issued and outstanding shares of Wattbike held by the shareholders in exchange for £1. In addition, the purchaser acquired the notes in exchange for paying the noteholders 1,300,000 shares of the purchaser’s series E Convertible Preferred Stock, par value $0.0001 per share. The noteholders will receive additional consideration subject to the satisfaction of applicable milestones.